                                                                    EXHIBIT 99.1



       IDEX CORPORATION REPORTS RECORD SECOND QUARTER SALES AND EARNINGS; TENTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR GROSS MARGIN EXPANSION

NORTHBROOK, IL, JULY 22, 2004 - IDEX CORPORATION (NYSE: IEX) today reported record sales and earnings for the three- and six-month periods ended June 30, 2004. Diluted earnings per share for the second quarter were 44 cents on a split-adjusted basis, up 29 percent from the second quarter of 2003 and up 26 percent sequentially. First half 2004 earnings per diluted share were 79 cents, up 32 percent versus 2003.

SECOND QUARTER HIGHLIGHTS

o Orders written of $230.7 million were 13 percent higher than a year ago; base business orders - excluding acquisitions and foreign currency translation - were up 5 percent.

o Record sales of $233.6 million increased 13 percent from last year and were up 9 percent sequentially; base business sales in the quarter - excluding acquisitions and foreign currency - were up 5 percent.

o Gross margins improved 60 basis points to 40.2 percent, while operating margins at 17.0 percent were 270 basis points higher than last year.

o Net income rose 35 percent year-over-year to $22.8 million, an all-time high.

o Diluted EPS at 44 cents was 10 cents ahead of last year and 9 cents higher than the first quarter.

o EBITDA for the quarter was 20.3% of sales and covered interest expense by more than 13 times.

o    Debt to total capitalization at June 30 was 31 percent.

o    Free cash flow was strong at $28.3 million and 1.2 times net income.

o Systec, Inc. and Scivex, Inc. were acquired during the second quarter in a strategic expansion of the analytical instrument and life sciences portion of the company.

o On July 16, 2004, IDEX acquired Tianjin Dinglee, the leading manufacturer of rescue tools in China.

o Operational excellence initiatives remain on track, fueling new product innovation to drive growth.

o Lawrence D. Kingsley to join IDEX in newly created position of chief operating officer.

--------------------------------------------------------------------------------
"We are pleased with our second quarter and year-to-date performance in 2004. The second quarter is historically our company's strongest and, again, our business units delivered with record sales and earnings and our tenth consecutive quarter of year-over-year gross margin expansion. The period also marked our eighth consecutive quarter of year-over-year earnings growth and our seventh consecutive quarter of year-over-year organic sales growth. We are especially pleased with the organic revenue growth of our Pump and Engineered Products businesses, which more than offset the decline we experienced in Dispensing Equipment sales following that segment's record second quarter performance in 2003. Our recent performance reflects improved economic conditions and the success of our efforts to drive organic growth through new product innovation, our focus on meeting critical-to-customer needs, and our expanding global presence. Although the short cycle nature of our business limits our visibility on the remainder of the year, we are off to a strong start in 2004 and continue to use all the tools at our disposal to drive future growth, profitability and cash generation."
                                                     Dennis K. Williams
                                                     Chairman, President and CEO
--------------------------------------------------------------------------------

SECOND QUARTER FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                                                FOR THE QUARTER ENDED
                                                   ------------------------------------------------------------------------
                                                                           June 30,                     March 31,
                                                   JUNE 30,        --------------------------------------------------------
                                                     2004            2003          Change            2004          Change
                                                   ------------------------------------------------------------------------
Orders Written                                     $ 230.7         $ 204.2           13%         $ 237.8           (3)%
Sales                                                233.6           207.1           13            214.6            9
Operating Income                                      39.8            29.6           35             31.3           27
Operating Margin                                      17.0%           14.3%         270 bp          14.6%         240 bp
Net Income                                         $  22.8         $  16.9           35%         $  17.7           29%
Diluted EPS                                            .44             .34           29              .35           26

Other Data

      --Income before Taxes                        $  36.0         $  26.3           37%         $  27.9           29%
      --Depreciation and Amortization                  7.8             7.5            4              7.6            2
      --Interest                                       3.6             3.6           --              3.4            5
      --EBITDA                                        47.4            37.4           27             38.9           22
      --Cash Flow from Operating Activities           32.7            30.2            8             19.4           68
      --Capital Expenditures                           4.4             4.6           (4)             5.3          (18)
      --Free Cash Flow                                28.3            25.6           11             14.1          100


SECOND QUARTER SALES, NET INCOME, AND EPS INCREASE YEAR-OVER-YEAR AND
SEQUENTIALLY

New orders in the second quarter totaled $230.7 million, 13 percent higher than the same period of 2003 and down seasonally 3 percent from the first quarter of 2004. Excluding the impact of foreign currency translation and acquisitions, orders were 5 percent higher than the second quarter of 2003 and 4 percent lower than the first quarter of 2004. At June 30, 2004, IDEX had an unfilled order backlog of just over one month's sales.

Sales in the second quarter were $233.6 million, a 13 percent increase over the second quarter of 2003 and 9 percent higher than the first quarter of 2004. Compared with last year, base business shipments grew 5 percent, foreign currency translation provided a 2 percent improvement, and acquisitions accounted for a 6 percent increase. Base business sales grew 10 percent domestically, but were down 2 percent internationally during the recent quarter. International sales increases in base Pump Products were offset by reductions in Dispensing Equipment. Sales to international customers from base business represented 45 percent of the total, compared with 44 percent in the first quarter and the record 48 percent last year.

Second quarter gross margin of 40.2 percent of sales was 60 basis points higher than the second quarter of 2003 and 30 basis points higher than the first quarter of 2004. The second quarter 2004 operating margin was 17.0 percent of sales, 270 basis points higher than last year and 240 basis points ahead of the first quarter. The significant increase in operating margin is attributable to increased sales volume for Pump Products and Other Engineered Products and the continuing favorable impact of savings realized from the company's Global Sourcing, Six Sigma, Kaizen and Lean Manufacturing initiatives. Total SG&A expense for the second quarter of $54.1 million increased from $52.6 million a year earlier primarily due to acquisitions, while SG&A as a percent of sales declined to 23.2 percent of sales from 25.3 percent in both the second quarter of 2003 and the first quarter of 2004.

Net income at $22.8 million, an all-time high, increased 35 percent over last year's second quarter and was up 29 percent from the first quarter of 2004. Diluted earnings per share of 44 cents improved 10 cents from last year and 9 cents from the first quarter of this year.

YEAR-TO-DATE FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

                                                         SIX MONTHS ENDED JUNE 30,
                                                   -------------------------------------
                                                     2004            2003         Change
                                                   -------------------------------------
Orders Written                                     $ 468.6         $ 410.3          14%
Sales                                                448.2           402.6          11
Operating Income                                      71.1            53.0          34
Operating Margin                                      15.9%           13.2%        270 bp
Net Income                                         $  40.5         $  29.6          37%
Diluted EPS                                            .79             .60          32

Other Data
      --Income before Taxes                        $  63.8         $  46.0          39%
      --Depreciation and Amortization                 15.4            15.4          --
      --Interest                                       7.1             7.3          (4)
      --EBITDA                                        86.3            68.7          26
      --Cash Flow from Operating Activities           52.2            47.0          11
      --Capital Expenditures                           9.8             8.4          16
      --Free Cash Flow                                42.4            38.6          10

FIRST HALF ORDERS, SALES, NET INCOME, AND EPS AHEAD OF LAST YEAR

New orders for the first six months totaled $468.6 million and were 14 percent higher than last year. Excluding the impact of foreign currency translation and acquisitions, orders were 6 percent higher in the first six months of 2004 than in 2003.

Sales for the first six months increased 11 percent to $448.2 million from $402.6 million a year earlier. Base business sales rose 4 percent, foreign currency translation added 3 percent , and acquisitions accounted for a 4 percent improvement. Base business sales, which grew 7 percent domestically, were down 2 percent internationally during the first six months of 2004. For the first half of the year, base business sales to international customers were 44 percent of total sales, versus 46 percent in the first half of 2003.

First half operating margins were 15.9 percent, 270 basis points higher than the
13.2 percent reported in the prior-year period. This improvement reflects volume leverage, along with a 130 basis point improvement in gross margin to 40.1 percent, resulting mainly from the company's Global Sourcing, Six Sigma, Kaizen and Lean Manufacturing initiatives. Higher total SG&A expenses year-over-year reflect acquisitions, volume-related expenses, and the deliberate reinvestment in the businesses to drive organic growth. Through the first six months of 2004, SG&A expenses as a percent of sales declined to 24.2 percent versus 25.6 percent for the first half of 2003.

Year-to-date net income of $40.5 million increased 37 percent over last year. Diluted earnings per share of 79 cents rose 19 cents, or 32 percent, from the 60 cents recorded in the first half of 2003.

SEGMENT RESULTS

For the quarter, Pump Product sales of $134.0 million rose 18 percent compared to 2003, reflecting 9 percent base business growth, a 1 percent favorable impact from currency translation, and an 8 percent increase due to acquisitions. Operating profit of $23.2 million represented a 310 basis point operating margin improvement compared with the second quarter of 2003, attributable to volume leverage and the impact of corporate initiatives.

Dispensing Equipment sales in the second quarter of $45.9 million declined 3 percent, reflecting a 2 percent increase due to currency translation, offset by a 5 percent reduction in base business related to lower European demand versus the prior-year's record performance. Operating profit of $11.3 million increased 15 percent and represented a 390 basis point operating margin improvement compared with a year ago primarily due to the company's operational excellence initiatives, as well as volume improvement in the domestic units.

Sales of Other Engineered Products during the second quarter totaled $54.4 million, an increase of 15 percent, reflecting 4 percent base business growth, 3 percent favorable foreign currency translation, and an 8 percent improvement due to acquisitions. Operating profit of $10.9 million represented a 140 basis point operating margin improvement compared with the year-ago quarter, largely attributable to volume.

Year-to-date, the Pump Products Group contributed 57 percent of sales and 51 percent of operating income; the Dispensing Equipment Group accounted for 19 percent of sales and 23 percent of operating income; and Other Engineered Products represented 24 percent of sales and 26 percent of operating income.

STRONG FINANCIAL POSITION AND FREE CASH FLOW

IDEX ended the second quarter with total assets of $1.2 billion and working capital of $120 million. Total debt increased $110 million during the first six months of 2004. The increase reflects the previously announced acquisitions of Manfred Vetter GmbH (January 2004); Systec, Inc. (April 2004); and Scivex, Inc. (May 2004), partially offset by free cash flow generation during the period. Free cash flow (cash flow from operating activities less capital expenditures) for the first half of 2004 was $42.4 million. Year-to-date, EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $86.3 million (19.2 percent of sales) and covered interest expense by more than 12 times. Debt-to-total capitalization at June 30, 2004, was 31 percent.

SYSTEC AND SCIVEX ACQUISITIONS

During the second quarter, IDEX acquired Systec, Inc. and Scivex, Inc. "Both acquisitions add to the strategically important analytical instrument and life sciences portion of the company," said Williams. "The addition of these two businesses positions IDEX very well to provide complete sub-systems and components to the analytical instrument OEMs in these higher growth end markets. Further, the capabilities of Scivex open up new markets in clinical diagnostics and the medical consumable end markets."

Systec, based in New Brighton, MN, has sales of $9 million and is a leading provider of vacuum degassing products used in analytical instrumentation. Scivex, which has operations in Oak Harbor, WA; Pocasset, MA; and Santa Clara, CA, has annual sales of $31 million and is the leading developer, manufacturer, and marketer of highly engineered, cost-effective fluidic solutions for the analytical, biotechnology, clinical diagnostic and related life sciences markets.

COMPANY ANNOUNCES DINGLEE ACQUISITION - EXPANSION OF RESCUE TOOLS BUSINESS IN CHINA

On July 19, 2004, IDEX acquired Tianjin Dinglee Machine and Motor Co., Ltd., based in Tianjin, China, outside of Beijing. "We are delighted to welcome Dinglee, the leading manufacturer of rescue tools in the small, but rapidly growing, Chinese rescue tools market, to our portfolio of rescue tools businesses," said Williams. "Reporting through our Hale Products business, Dinglee's manufacturing, product development capabilities, and established market channels considerably strengthen our ability to penetrate the Asian rescue tools market with both locally manufactured and imported products. At the same time, Dinglee is well positioned to be a component supplier to our North American and European rescue tools businesses. This acquisition now gives our hydraulic rescue tools business a truly global presence - China, Germany and the United States." Terms of the cash transaction for this small business were not disclosed.

PROGRESS CONTINUES ON CORPORATE INITIATIVES

"We continue to use our long-term initiatives to create top- and bottom-line growth," Williams said. "Rapid process improvement is driving the increase in the gross margin, which enables us to reinvest in our businesses. Second quarter gross margin of 40.2 percent improved 60 basis points versus the prior year and 30 basis points sequentially. First half 2004 savings from Six Sigma, Kaizen and Lean totaled $5.7 million, while year-to-date Global Sourcing savings were $6.6 million, representing a savings of 26 percent versus our prior sources."

LAWRENCE D. KINGSLEY TO JOIN IDEX AS CHIEF OPERATING OFFICER

In a separate news release issued today, IDEX announced the appointment of Lawrence D. (Larry) Kingsley to the newly created position of chief operating officer. Reporting to the company's Chairman, President and Chief Executive Officer Dennis K. Williams, Kingsley will be responsible for assisting in the development and execution of corporate strategy and driving the financial and operating performance of IDEX's three global business groups in pumps, dispensing equipment and engineered products. Kingsley most recently served as corporate vice president and group executive for the Industrial Controls Group at Danaher Corporation.

2004 OUTLOOK; SECOND HALF RESULTS DEPEND ON PACE OF NEW ORDERS, SPEED OF
RECOVERY

Looking ahead, Williams said, "Economic conditions during the first half of 2004 improved measurably from a year ago and we anticipate a continuation of favorable business conditions as we enter the third quarter. As a short cycle business, however, our financial performance remains reliant on the current pace of incoming orders. In addition, the second quarter tends to be our strongest quarter of any given year due to the greater number of working days and the seasonality of our dispensing equipment businesses. Although we have limited visibility on future business conditions, we believe IDEX is well positioned for earnings growth as the economy improves, based on our lower cost structure, our operational excellence initiatives, and our use of strong cash flow to pay down debt and reduce interest expense. At the same time, we continue to invest in new products, applications and global markets, while pursuing strategic acquisitions to drive the company's longer-term profitable growth."

CONFERENCE CALL TO BE BROADCAST OVER THE INTERNET

IDEX will broadcast its second quarter conference call over the Internet on Thursday, July 22, at 1:30 p.m. CDT. Chairman, President and Chief Executive Officer Dennis K. Williams, and Vice President and Chief Financial Officer Dominic A. Romeo will discuss the company's recent financial performance and respond to questions from the financial analyst community.

IDEX invites interested investors to listen to the presentation, which will be carried live on the Internet at its Web site: www.idexcorp.com. To hear the live call, log on to the site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up for the event, or download the correct applications at no charge. Investors will be able to access a replay of the call through August 5 at the IDEX site or by dialing 800-839-3139 (or 402-998-1075 for international participants) using the pass code "IDEX."

A NOTE ON EBITDA AND FREE CASH FLOW

EBITDA means earnings before interest, income taxes, depreciation and amortization, and free cash flow means cash from operating activities less capital expenditures. Management uses these non-GAAP financial measures as internal operating metrics. Management believes these measures are useful as analytical indicators of leverage capacity and debt servicing ability, and uses them to measure financial performance as well as for planning purposes. However, they should not be considered as alternatives to net income, cash flows from operating activities or any other items calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definitions of EBITDA and free cash flow used here may differ from those being used by other companies.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements may relate to, among other things, capital expenditures, cost reductions, cash flow, and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "management believes," "the company believes," "the company intends," and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world, pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX's results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

ABOUT IDEX

IDEX Corporation is a manufacturer of highly engineered pumps and metering products, dispensing equipment, and other engineered products with leading positions in niche markets. Its products are sold to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "IEX."

       FOR FURTHER INFORMATION ON IDEX CORPORATION AND ITS BUSINESS UNITS,
               VISIT THE COMPANY'S WEB SITE AT www.idexcorp.com.

IDEX CORPORATION
ADD -6-

                                IDEX CORPORATION
                 CONDENSED STATEMENTS OF CONSOLIDATED OPERATIONS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                      SECOND QUARTER ENDED                SIX MONTHS ENDED
                                                                         JUNE 30, (b)                       JUNE 30, (b)
                                                                      2004            2003              2004             2003
--------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                          $ 233,590      $ 207,147          $ 448,190       $ 402,645
COST OF SALES                                                        139,667        125,024            268,537         246,219
--------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                          93,923         82,123            179,653         156,426
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                          54,109         52,566            108,553         103,468
--------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                      39,814         29,557             71,100          52,958
OTHER (EXPENSE) INCOME - NET                                            (235)           341               (224)            361
INTEREST EXPENSE                                                       3,619          3,630              7,055           7,369
--------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                            35,960         26,268             63,821          45,950
PROVISION FOR INCOME TAXES                                            13,126          9,325             23,295          16,312
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                          $ 22,834       $ 16,943           $ 40,526        $ 29,638
================================================================================================================================

EARNINGS PER COMMON SHARE:

BASIC EARNINGS PER COMMON SHARE                                        $ .46          $ .35              $ .81           $ .61

DILUTED EARNINGS PER COMMON SHARE                                      $ .44          $ .34              $ .79           $ .60
================================================================================================================================

SHARE DATA:

BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      50,060         48,576             49,768          48,505

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                    52,037         49,697             51,578          49,419
================================================================================================================================



                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                                                     JUNE 30,      DECEMBER 31,
                                                                                                       2004            2003
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
  CURRENT ASSETS
    CASH AND CASH EQUIVALENTS                                                                       $    5,989      $    8,552
    RECEIVABLES - NET                                                                                  124,648         101,859
    INVENTORIES                                                                                        119,701         105,304
    OTHER CURRENT ASSETS                                                                                11,849           8,781
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT ASSETS                                                                             262,187         224,496
  PROPERTY, PLANT AND EQUIPMENT - NET                                                                  153,555         147,095
  GOODWILL - NET                                                                                       692,253         559,008
  INTANGIBLE ASSETS - NET                                                                               29,237          19,401
  OTHER NONCURRENT ASSETS                                                                               16,571          10,739
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                         $1,153,803      $  960,739
================================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    TRADE ACCOUNTS PAYABLE                                                                          $   77,577      $   56,252
    DIVIDENDS PAYABLE                                                                                    6,055           4,622
    ACCRUED EXPENSES                                                                                    58,924          54,807
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CURRENT LIABILITIES                                                                        142,556         115,681
  LONG-TERM DEBT                                                                                       286,150         176,546
  OTHER NONCURRENT LIABILITIES                                                                          86,453          76,410
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL LIABILITIES                                                                                515,159         368,637
  SHAREHOLDERS' EQUITY                                                                                 638,644         592,102
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                                         $1,153,803      $  960,739
================================================================================================================================


        SEE FOLLOWING PAGE FOR NOTES TO CONDENSED FINANCIAL STATEMENTS.


                                     -MORE-

                                IDEX CORPORATION
                COMPANY AND BUSINESS GROUP FINANCIAL INFORMATION
                             (dollars in thousands)


                                                          SECOND QUARTER ENDED                    SIX MONTHS ENDED
                                                               JUNE 30, (a)                         JUNE 30, (a)
                                                         2004               2003                2004                2003
-----------------------------------------------------------------------------------------------------------------------------
PUMP PRODUCTS
  NET SALES                                            $ 133,971           $ 113,137          $ 255,181          $ 224,141
  OPERATING INCOME (b)                                    23,150              16,112             41,950             31,787
  OPERATING MARGIN                                          17.3%               14.2%              16.4%              14.2%
  DEPRECIATION AND AMORTIZATION                          $ 4,318             $ 4,059            $ 8,177            $ 8,491
  CAPITAL EXPENDITURES                                     2,868               2,948              6,601              5,287

DISPENSING EQUIPMENT
  NET SALES                                             $ 45,899            $ 47,484           $ 87,518           $ 86,766
  OPERATING INCOME (b)                                    11,346               9,857             19,242             14,709
  OPERATING MARGIN                                          24.7%               20.8%              22.0%              17.0%
  DEPRECIATION AND AMORTIZATION                          $ 1,404             $ 1,495            $ 2,834            $ 3,069
  CAPITAL EXPENDITURES                                       765                 659              1,416              1,073

OTHER ENGINEERED PRODUCTS
  NET SALES                                             $ 54,440            $ 47,158          $ 106,884           $ 93,162
  OPERATING INCOME (b)                                    10,882               8,771             21,551             15,921
  OPERATING MARGIN                                          20.0%               18.6%              20.2%              17.1%
  DEPRECIATION AND AMORTIZATION                          $ 1,671             $ 1,300            $ 3,103            $ 2,600
  CAPITAL EXPENDITURES                                       678                 927              1,522              1,935

COMPANY
  NET SALES                                            $ 233,590           $ 207,147          $ 448,190          $ 402,645
  OPERATING INCOME                                        39,814              29,557             71,100             52,958
  OPERATING MARGIN                                          17.0%               14.3%              15.9%              13.2%
  DEPRECIATION AND AMORTIZATION (c)                      $ 7,757             $ 7,456           $ 15,385           $ 15,367
  CAPITAL EXPENDITURES                                     4,411               4,615              9,759              8,407


--------------------------------------------------------------------------------------------------------------------------------


(a) INCLUDES ACQUISITION OF SPONSLER CO., INC. (JUNE 2003), CLASSIC ENGINEERING, INC. (SEPTEMBER 2003), SYSTEC, INC. (APRIL 2004) AND SCIVEX, INC. (MAY 2004) IN THE PUMP PRODUCTS GROUP AND MANFRED VETTER GMBH (JANUARY 2004) IN THE OTHER ENGINEERED PRODUCTS GROUP FROM THE DATES OF ACQUISITION.

(b) GROUP OPERATING INCOME EXCLUDES UNALLOCATED CORPORATE OPERATING EXPENSES IN BOTH YEARS.

(c) EXCLUDES AMORTIZATION OF DEBT ISSUANCE EXPENSES.